EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 USC. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AgroFresh Solutions, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Thomas D. Macphee, Chief Executive Officer of the Company, and Margret M. Loebl, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing

Dated: November 16, 2015	/s/ Thomas D. Macphee
Thomas D. Macphee
Chief Executive Officer
(Principal executive officer)

Dated: November 16, 2015	/s/ Margaret M. Loebl
Margaret M. Loebl
Executive Vice President and Chief Financial Officer
(Principal financial and accounting officer)